Exhibit 15.1


                           Accountants' Acknowledgment


The Board of Directors
The Pepsi Bottling Group, Inc.:

The Owners of
Bottling Group, LLC:

With respect to the registration statements listed below, we acknowledge our awareness of the use therein of our reports dated September 28, 2004 related to our reviews of The Pepsi Bottling Group, Inc. and Bottling Group, LLC interim financial information.

o  Form S-8 dated May 26, 1999                 (File No. 333-79357)
o  Form S-8 dated May 26, 1999                 (File No. 333-79369)
o  Form S-8 dated May 26, 1999                 (File No. 333-79375)
o  Form S-8 dated May 26, 1999                 (File No. 333-79365)
o  Form S-8 dated June 14, 1999                (File No. 333-80647)
o  Form S-8 dated September 19, 2001           (File No. 333-69622)
o  Form S-8 dated November 14, 2001            (File No. 333-73302)
o  Form S-8 dated August 3, 2004               (File No. 333-117894)

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant, or reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



/s/ KPMG LLP
New York, New York
October 13, 2004